EXHIBIT 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
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     PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the registration statement on Form S-1, of Beta Music
Group, Inc. (f.k.a. The Next Pop Star, Inc.), of our report dated June 4, 2008 on our audit of the financial statements of Beta Music Group, Inc. (f.k.a. The Next Pop Star, Inc.) as of December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders' equity and cash flows for December 31, 2007 and December 31, 2006 and since inception on July 5, 2006 through December 31, 2007, and the reference to us under the caption "Experts."

We consent to the use, in the registration statement on Form S-1, of Beta Music Group, Inc. (f.k.a. The Next Pop Star, Inc.), of our report dated November 19, 2008 on our review of the financial statements of Beta Music Group (f.k.a. The Next Pop Star, Inc.), Inc. as of September 30, and the related statements of operations, stockholders' equity and cash flows for the three month and nine month period ended September 30, 2008 and September 30, 2007 and since inception on July 5, 2006 through September 30, 2008, and the reference to us under the caption "Experts."



/S/ MOORE & ASSOCIATES, CHARTERED

Moore & Associates Chartered
Las Vegas, Nevada
December 16, 2008


  6490 West Desert Inn Rd, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501
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